                                                                    Exhibit 4.1



                               SECURITY AGREEMENT

         THIS SECURITY AGREEMENT (the "AGREEMENT"), dated as of January 11, 2002, is entered into by and each of the undersigned parties listed on the signature pages hereto and each of the other persons and entities that become bound hereby from time to time by joinder, assumption, or otherwise (each a "DEBTOR" and collectively the "DEBTORS"), and National City Bank, as Agent (the "AGENT") for the Banks (as defined below);

                                WITNESSETH THAT:

         WHEREAS, the Debtors are (or will be with respect to after-acquired property) the legal and beneficial owners and the holders of the Collateral (as defined in Section 1 hereof); and

         WHEREAS, pursuant to that certain Credit Agreement (as it may hereafter from time to time be restated, amended, modified or supplemented, the "CREDIT AGREEMENT") of even date herewith by and among the Agent, the Banks party thereto (the "BANKS"), the Guarantors party thereto (the "GUARANTORS") and Rainbow Rentals, Inc., an Ohio corporation (the "BORROWER"), the Agent and the Banks have agreed to make certain loans to the Borrower; and

         WHEREAS, the obligation of the Agent and the Banks to make loans under the Credit Agreement is subject to the condition, among others, that the Debtors secure their obligations to the Agent and the Banks under the Credit Agreement, the other Loan Documents and otherwise as more fully described herein in the manner set forth herein.

         NOW, THEREFORE, intending to be legally bound hereby, the parties hereto covenant and agree as follows:

         1. Terms which are defined in the Credit Agreement and not otherwise defined herein are used herein as defined therein. The following words and terms shall have the following meanings, respectively, unless the context hereof otherwise clearly requires:

            (a) "CODE" means the Uniform Commercial Code as in effect in the State of Ohio on the date hereof and as amended from time to time, except to the extent that the conflict of law rules of such Uniform Commercial Code shall apply the Uniform Commercial Code as in effect from time to time in any other state to specific property or other matters.

            (b) "COLLATERAL" means all of any Debtor's right, title and interest in, to and under the following described property of such Debtor (each capitalized term used in this Section 1(b) shall have in this Agreement the meaning given to it by the Code):

                (i) all now existing and hereafter acquired or arising Accounts, Goods, General Intangibles, Payment Intangibles, Deposit Accounts, Chattel Paper (including, without limitation, Electronic Chattel Paper), Documents, Instruments, Software, Investment Property, Letters of Credit, Letter-of-Credit Rights, advices of credit, money, Commercial Tort Claims as listed on SCHEDULE B hereto (as such Schedule is amended or supplemented from time to time), Equipment, Inventory, Fixtures, and Supporting Obligations, together with all products of and Accessions to any of the foregoing and all Proceeds of any of the foregoing (including without limitation all insurance policies and proceeds thereof);

                (ii) to the extent, if any, not included in clause (i) above, each and every other item of personal property and fixtures, whether now existing or hereafter arising or acquired, including, without limitation, all licenses, contracts and agreements, and all collateral for the payment or performance of any contract or agreement, together with all products and Proceeds (including all insurance policies and proceeds) of any Accessions to any of the foregoing;

                (iii) all present and future business records and information, including computer tapes and other storage media containing the same and computer programs and software (including without limitation, source code, object code and related manuals and documentation and all licenses to use such software) for accessing and manipulating such information.

            (c) "DEBT" shall mean and include the following: (i) all now existing and hereafter arising Indebtedness and Obligations of each and every Debtor to the Agent, the Banks, or any of their respective Affiliates under the Credit Agreement or any of the other Loan Documents, including all obligations, liabilities, and indebtedness, whether for principal, interest, fees, expenses or otherwise, of each and every Debtor to the Agent, the Banks, or any of their respective Affiliates, now existing or hereafter incurred under the Credit Agreement or the Notes or the Guaranty Agreement or any of the other Loan Documents as any of the same or any one or more of them may from time to time be amended, restated, modified, or supplemented, together with any and all extensions, renewals, refinancings, and refundings thereof in whole or in part (and including obligations, liabilities, and indebtedness arising or accruing after the commencement of any bankruptcy, insolvency, reorganization, or similar proceeding with respect to the Borrower or which would have arisen or accrued but for the commencement of such proceeding, even if the claim for such obligation, liability or indebtedness is not enforceable or allowable in such proceeding, and including all obligations, liabilities and indebtedness arising from any extensions of credit under or in connection with the Loan Documents from time to time, regardless whether any such extensions of credit are in excess of the amount committed under or contemplated by the Loan Documents or are made in circumstances in which any condition to extension of credit is not satisfied); (ii) all reimbursement obligations of each and every Debtor with respect to any one or more Letters of Credit issued by Agent or any Bank; (iii) all indebtedness, loans, obligations, expenses and liabilities of each and every Debtor to the Agent or any of the Banks, or any of their respective Affiliates, arising out of any Bank Provided Interest Rate Hedge provided by the Agent, such Banks or such Affiliates pursuant to the Credit Agreement; and (iv) any sums advanced by the Agent or the Banks or which may otherwise become due pursuant to the provisions of the Credit Agreement, the Notes, this Agreement, or any other Loan Documents or pursuant to any other document or instrument at any time delivered to the Agent in connection therewith, including commitment, letter of credit, agent or other fees and charges, and indemnification obligations under any such document or instrument, together with all interest payable on any of the foregoing, whether such sums are advanced or otherwise become due before or after the entry of any judgment for foreclosure or any judgment on any Loan Document or with respect to any default under any of the Debt.

            (d) "Receivables" means all of the Collateral except Equipment and Inventory.

         2. As security for the due and punctual payment and performance of the Debt in full, each Debtor hereby agrees that the Agent and the Banks and their respective Affiliates shall have, and each Debtor hereby grants to and creates in favor of the Agent for the benefit of itself, the Banks and their respective Affiliates, a continuing first priority lien on and security interest under the Code in and to the Collateral subject only to Permitted Liens. Without limiting the generality of Section 4 below, each Debtor further agrees that with respect to each item of Collateral as to which (i) the creation of a valid and enforceable security interest is not governed exclusively by the Code or (ii) the perfection of a valid and enforceable first priority security interest therein under the Code cannot be accomplished either by the Agent taking possession thereof or by the filing in appropriate locations of appropriate Code financing statements executed by such Debtor, such Debtor will at its expense execute and deliver to the Agent and hereby does authorize the Agent to execute and file such documents, agreements, notices, assignments and instruments and take such further actions as may be requested by the Agent from time to time for the purpose of creating a valid and perfected first priority Lien on such item, subject only to Permitted Liens, enforceable against such Debtor and all third parties to secure the Debt.

         3. Each Debtor represents and warrants to the Agent and the Banks that
(a) such Debtor has good and marketable title to its Collateral, (b) except for the security interest granted to and created in favor of the Agent for the benefit of itself and the Banks hereunder and Permitted Liens, all the Collateral is free and clear of any Lien (c) each Debtor will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein, (d) each Account and General Intangible is genuine and enforceable in accordance with its terms and such Debtor will defend the same against all claims, demands, recoupment, setoffs, and counterclaims at any time asserted, and (e) at the time any Account or General Intangible becomes subject to this Agreement, each such Account or General Intangible will be a good and valid Account representing a bona fide sale of goods or services by such Debtor and such goods will have been shipped to the respective account debtors or the services will have been performed for the respective account debtors, (or for those on behalf of whom the account debtors are obligated on the Accounts) and no such Account or General Intangible will at such time be subject to any claim for credit, allowance, setoff, recoupment, defense, counterclaim or adjustment by any account debtor or otherwise, (f) the exact legal name of the Debtor is as set forth on SCHEDULE A hereto, and (g) the state of incorporation, formation or organization, as applicable, of such Debtor is as set forth on SCHEDULE A hereto.

         4. Each Debtor will faithfully preserve and protect the Agent's security interest in the Collateral as a prior perfected security interest under the Code, superior and prior to the rights of all third Persons, except for holders of Permitted Liens, and will do all such other acts and things and will, upon request therefor by the Agent, execute, deliver, file and record, and each Debtor hereby authorizes the Agent to so file, all such other documents and instruments, including, without limitation, financing statements (with or without the signature of any Debtor), security agreements, assignments and documents and powers of attorney with respect to the Collateral, and pay all filing fees and taxes related thereto, as the Agent in its reasonable discretion may deem necessary or advisable from time to time in order to attach, continue, preserve, perfect, and protect said security interest (including the filing at any time or times after the date hereof of financing statements under, and in the locations advisable pursuant to, the Code); and, each Debtor hereby irrevocably appoints the Agent, its officers, employees and agents, or any of them, as attorneys-in-fact for such Debtor to execute, deliver, file and record such items for such Debtor and in such Debtor's name, place and stead. This power of attorney, being coupled with an interest, shall be irrevocable for the life of this Agreement. Each Debtor acknowledges and agrees that (i) the power of attorney herein granted shall in no way be construed as to benefit such Debtor; (ii) the Agent herein granted this power of attorney shall have NO duty to exercise any powers granted hereunder for the benefit of such Debtor; and (iii) the Agent herein granted this power of attorney shall, to the extent exercisable, exercise any and all powers granted hereunder for the benefit of the Agent and the Banks. The Agent hereby accepts this power of attorney and all powers granted hereunder for the benefit of the Agent and the Banks.

         5. Each Debtor covenants and agrees that:

            (a) it will defend the Agent's and the Banks' right, title and lien on and security interest in and to the Collateral and the proceeds thereof against the claims and demands of all Persons whomsoever, other than any Person claiming a right in the Collateral pursuant to a Permitted Lien;

            (b) it will not suffer or permit to exist on any Collateral any Lien except for Permitted Liens;

            (c) it will not take or omit to take any action, the taking or the omission of which might result in a material alteration (except as permitted by the Credit Agreement) or impairment of the Collateral or of the Agent's rights under this Agreement;

            (d) it will not sell, assign or otherwise dispose of any portion of the Collateral except as permitted in Section [8.2.7] [Disposition of Assets or Subsidiaries] of the Credit Agreement;

            (e) it will (i) except for such Collateral delivered to the Agent pursuant to this Section or otherwise that is now or hereafter under the control of the Agent, obtain and maintain sole and exclusive possession of the Collateral, (ii) maintain its chief executive office and keep the Collateral and all records pertaining thereto at the locations specified on the Security Interest Data Summary attached as SCHEDULE A hereto, unless it shall have given the Agent prior notice and taken any action reasonably requested by the Agent to maintain its security interest therein, (iii) notify the Agent if an Account becomes evidenced or secured by an Instrument or Chattel Paper and deliver to the Agent upon the Agent's request therefor all Collateral consisting of Instruments and Chattel Paper immediately upon such Debtor's receipt of a request therefor, (iv) deliver to the Agent possession of all Collateral the possession of which is required to perfect the Agent's lien thereon or security interest therein or the possession of which grants priority over a Person filing a financing statement with respect thereto, (v) execute control agreements and cause other Persons to execute acknowledgments in form and substance satisfactory to the agent evidencing the Agent's control with respect to all Collateral the control or acknowledgment of which perfects the Agent's security interest therein, including Letters of Credit, Letter of Credit Rights, Electronic Chattel Paper, Deposit Accounts and Investment Property, and (vi) keep materially accurate and complete books and records concerning the

Collateral and such other books and records as the Agent may from time to time reasonably require; and

            (f) it will promptly furnish to the Agent such information and documents relating to the Collateral as the Agent may reasonably request, including, without limitation, all invoices, Documents, contracts, Chattel Paper, Instruments and other writings pertaining to such Debtor's contracts or the performance thereof, all of the foregoing to be certified upon request of the Agent by an authorized officer of such Debtor;

            (g) it shall immediately notify the Agent if any Account arises out of contracts with the United States or any department, agency or instrumentality thereof or any one or more of the states of the United States or any department, agency, or instrumentality thereof, and will execute any instruments and take any steps required by the Agent so that all monies due and to become due under such contract shall be assigned to the Agent and notice of the assignment given to and acknowledged by the appropriate government agency or authority under the Federal Assignment of Claims Act;

            (h) such Debtor will not change its state of incorporation, formation or organization, as applicable, without providing thirty (30) days prior written notice the Agent;

            (i) such Debtor will not change its name without providing thirty
(30) days prior written notice to the Agent;

            (j) such Debtor shall preserve its corporate existence and shall not
(a) in one, or a series of related transactions, merge into or consolidate with any other entity, the survivor of which is not such Debtor, or (b) sell all or substantially all of its assets;

            (k) if any Debtor shall at any time acquire a commercial tort claim, as defined in the Code, such Debtor shall immediately notify the Agent in a writing signed by such Debtor of the details thereof and grant to the Agent for the benefit of the Banks in such writing a security interest therein and in the proceeds thereof, with such writing to be in form and substance satisfactory to the Agent and such writing shall constitute a supplement to SCHEDULE B hereto;

            (l) each Debtor hereby authorizes the Agent to, at any time and from time to time, file in any one or more jurisdictions financing statements that describe the Collateral, together with continuation statements thereof and amendments thereto, without the signature of such Debtor and which contain any information required by the Code or any other applicable statute applicable to such jurisdiction for the sufficiency or filing office acceptance of any financing statements, continuation statements, or amendments. Each Debtor agrees to furnish any such information to the Agent promptly upon request. Any such financing statements, continuation statements, or amendments may be signed by Agent on behalf of such Debtor if the Agent so elects and may be filed at any time in any jurisdiction;

            (m) such Debtor shall at any time and from time to time take such steps as the Agent may reasonably request as are necessary for the Agent to insure the continued perfection of the Agent's and the Banks' security interest in the Collateral with the same priority required hereby and the preservation of its rights therein.

         6. Each Debtor assumes full responsibility for taking any and all necessary steps to preserve the Agent's and the Banks' rights with respect to the Collateral against all Persons other than anyone asserting rights in respect of a Permitted Lien. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Agent takes such action for that purpose as such Debtor shall request in writing, PROVIDED that such requested action will not, in the judgment of the Agent, impair the security interest in the Collateral created hereby or the Agent's and the Banks' rights in, or the value of, the Collateral, and PROVIDED FURTHER that such written request is received by the Agent in sufficient time to permit the Agent to take the requested action.

         7. (a) At any time and from time to time whether or not an Event of Default then exists and without prior notice to or consent of any Debtor, the Agent may at its option take such actions as the Agent deems appropriate (i) to attach, perfect, continue, preserve and protect the Agent's and the Banks' first priority security interest in or lien on the Collateral, and/or (ii) to inspect, audit and verify the Collateral, including reviewing all of such Debtor's books and records and copying and making excerpts therefrom, PROVIDED that prior to an Event of Default or a Potential Default, the same is done with advance notice during normal business hours to the extent access to such Debtor's premises is required, and (iii) to add all liabilities, obligations, costs and expenses reasonably incurred in connection with the foregoing clauses (i) and (ii) to the Debt, to be paid by the Debtors to the Agent for the benefit of the Agent and the Banks upon demand;

            (b) At any time and from time to time after an Event of Default exists and is continuing and without prior notice to or consent of any Debtor, the Agent may at its option take such action as the Agent deems appropriate (i) to maintain, repair, protect and insure the Collateral, and/or (ii) to perform, keep, observe and render true and correct any and all covenants, agreements, representations and warranties of any Debtor hereunder, and (iii) to add all liabilities, obligations, costs and expenses reasonably incurred in connection with the foregoing clauses (i) and (ii) to the Debt, to be paid by any Debtor to the Agent for the benefit of the Agent and the Banks upon demand.

         8. After there exists any Event of Default under the Credit Agreement:

            (a) The Agent shall have and may exercise all the rights and remedies available to a secured party under the Code in effect at the time, and such other rights and remedies as may be provided by Law and as set forth below, including without limitation to take over and collect all of any Debtor's Receivables and all other Collateral, and to this end each Debtor hereby appoints the Agent, its officers, employees and agents, as its irrevocable, true and lawful attorneys-in-fact with all necessary power and authority to (i) take possession immediately, with or without notice, demand, or legal process, of any of or all of the Collateral wherever found, and for such purposes, enter upon any premises upon which the Collateral may be found and remove the Collateral therefrom, (ii) require any Debtor to assemble the Collateral and deliver it to the Agent or to any place designated by the Agent at such Debtor's expense,
(iii) receive, open and dispose of all mail addressed to any Debtor and notify postal authorities to change the address for delivery thereof to such address as the Agent may designate, (iv) demand payment of the Receivables, (v) enforce payment of the Receivables by legal proceedings or otherwise, (vi) exercise all of any Debtor's rights and remedies with respect to the collection of the Receivables, (vii) settle, adjust, compromise, extend or renew the Receivables, (viii) settle, adjust or compromise any legal proceedings brought to collect the Receivables, (ix) to the extent permitted by applicable Law, sell or assign the Receivables upon such terms, for such amounts and at such time or times as the Agent deems advisable, (x) discharge and release the Receivables,
(xi) take control, in any manner, of any item of payment or proceeds from any account debtor, (xii) prepare, file and sign any Debtor's name on any Proof of Claim in Bankruptcy or similar document against any account debtor, (xiii) prepare, file and sign any Debtor's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables,
(xiv) do all acts and things necessary, in the Agent's sole discretion, to fulfill any Borrower's, Guarantor's or Debtor's obligations to the Agent or the Banks under the Credit Agreement, Loan Documents or otherwise, (xv) endorse the name of any Debtor upon any check, Chattel Paper, Document, Instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Receivables or Inventory; (xvi) use any Debtor's stationery and sign such Debtor's name to verifications of the Receivables and notices thereof to account debtors; (xvii) access and use the information recorded on or contained in any data processing equipment or computer hardware or software relating to the Receivables, Inventory, or other Collateral or proceeds thereof to which any Debtor has access, (xviii) demand, sue for, collect, compromise and give acquittances for any and all Collateral, (xix) prosecute, defend or compromise any action, claim or proceeding with respect to any of the Collateral, and (xx) take such other action as the Agent may deem appropriate, including extending or modifying the terms of payment of any Debtor's debtors. This power of attorney, being coupled with an interest, shall be irrevocable for the life of this Agreement. To the extent permitted by Law, each Debtor hereby waives all claims of damages due to or arising from or connected with any of the rights or remedies exercised by the Agent pursuant to this Agreement, except claims for physical damage to the Collateral arising from gross negligence or willful misconduct by the Agent. Each Debtor acknowledges and agrees that (i) the power of attorney herein granted shall in no way be construed as to benefit such Debtor; (ii) the Agent herein granted this power of attorney shall have NO duty to exercise any powers granted hereunder for the benefit of such Debtor; and
(iii) the Agent herein granted this power of attorney shall, to the extent exercisable, exercise any and all powers granted hereunder for the benefit of the Agent and the Banks. The Agent hereby accepts this power of attorney and all powers granted hereunder for the benefit of the Agent and the Banks.

            (b) The Agent shall have the right to lease, sell or otherwise dispose of all or any of the Collateral at public or private sale or sales for cash, credit or any combination thereof, with such notice as may be required by Law (it being agreed by each Debtor that, in the absence of any contrary requirement of Law, ten (10) days' prior notice of a public or private sale of Collateral shall be deemed reasonable notice), in lots or in bulk, for cash or on credit, all as the Agent, in its sole discretion, may deem advisable. Such sales may be adjourned from time to time with or without notice. The Agent shall have the right to conduct such sales on any Debtor's premises or elsewhere and shall have the right to use any Debtor's premises without charge for such sales for such time or times as the Agent may see fit. The Agent may purchase all or any part of the Collateral at public or, if permitted by Law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Debt.

         9. The lien on and security interest in each Debtor's Collateral granted to and created in favor of the Agent by this Agreement shall be for the benefit of the Agent and the Banks and their respective Affiliates. Each of the rights, privileges, and remedies provided to the Agent hereunder or otherwise by Law with respect to any Debtor's Collateral shall be exercised by the Agent only for its own benefit and the benefit of the Banks, and any of such Debtor's Collateral or proceeds thereof held or realized upon at any time by the Agent shall be applied as set forth in
Section 9.2.5 [Application of Proceeds; Collateral Sharing] of the Credit Agreement. Each Debtor shall remain liable to the Agent and the Banks and their respective Affiliates for and shall pay to the Agent for the benefit of itself and the Banks and their respective Affiliates any deficiency which may remain after such sale or collection.

         10. If the Agent repossesses or seeks to repossess any of the Collateral pursuant to the terms hereof because of the occurrence of an Event of Default, then to the extent it is commercially reasonable for the Agent to store any Collateral on any of any Debtor's premises, each Debtor hereby agrees to lease to the Agent on a month-to-month tenancy for a period not to exceed one hundred twenty (120) days at the Agent's election, at a rental of One Dollar ($1.00) per month, the premises on which the Collateral is located, provided it is located on premises owned or leased by such Debtor.

         11. Upon indefeasible payment in full of the Debt, the expiration of all Commitments and Letters of Credit, and termination of the Credit Agreement, this Agreement shall terminate and be of no further force and effect, and the Agent shall thereupon promptly return to each Debtor such of the Collateral and such other documents delivered by such Debtor hereunder as may then be in the Agent's possession, subject to the rights of third parties. Until such time, however, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         12. No failure or delay on the part of the Agent in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof or of any other right, remedy, power or privilege of the Agent hereunder; nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. No waiver of a single Event of Default shall be deemed a waiver of a subsequent Event of Default. All waivers under this Agreement must be in writing. The rights and remedies of the Agent under this Agreement are cumulative and in addition to any rights or remedies which it may otherwise have, and the Agent may enforce any one or more remedies hereunder successively or concurrently at its option.

         13. All notices, statements, requests and demands given to or made upon either party hereto in accordance with the provisions of this Agreement shall be given or made as provided in Section 11.6 [Notices] of the Credit Agreement.

         14. Each Debtor agrees that as of the date hereof, all information contained on the Security Interest Data Schedule attached hereto as SCHEDULE A is accurate and complete and contains no omission or misrepresentation. Each Debtor shall promptly notify the Agent of any changes in the information set forth thereon.

         15. Each Debtor acknowledges that the provisions hereof giving the Agent rights of access to books, records and information concerning the Collateral and such Debtor's operations and providing the Agent access to such Debtor's premises are intended to afford the Agent with immediate access to current information concerning such Debtor and its activities, including without limitation, the value, nature and location of the Collateral so that the Agent can, among other things, make an appropriate determination after the occurrence of an Event of Default, whether and when to exercise its other remedies hereunder and at Law, including without limitation, instituting a replevin action should any Debtor refuse to turn over any Collateral to the Agent. Each Debtor further acknowledges that should such Debtor at any time fail to promptly provide such information and access to the Agent, each Debtor acknowledges that the Agent would have no adequate remedy at Law to promptly obtain the same. Each Debtor agrees that the provisions hereof may be specifically enforced by the Agent and waives any claim or defense in any such action or proceeding that the Agent has an adequate remedy at Law.

         16. This Agreement shall be binding upon and inure to the benefit of the Agent, the Banks and their respective successors and assigns, and each Debtor and each of its respective successors and assigns, except that no debtor may assign or transfer such Debtor's obligations hereunder or any interest herein.

         17. This Agreement shall be deemed to be a contract under the laws of the State of Ohio and for all purposes shall be governed by and construed in accordance with the laws of said state excluding its rules relating to conflicts of law.

         18. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         19. Each Debtor hereby irrevocably submits to the nonexclusive jurisdiction of any Ohio State or Federal Court sitting in Cleveland, Ohio, in any action or proceeding arising out of or relating to this Agreement, and Debtors hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such Ohio State or Federal court. Each Debtor hereby waives to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding.

         20. EXCEPT AS PROHIBITED BY LAW, EACH DEBTOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY A JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER DOCUMENTS OR TRANSACTIONS RELATING THERETO.

         21. This Agreement may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument. Each Debtor acknowledges and agrees that a telecopy transmission to the Agent or any Bank of the signature pages hereof purporting to be signed on behalf of any Debtor shall constitute effective and binding execution and delivery hereof by such Debtor.

                            [SIGNATURE PAGE FOLLOWS]

                  [SIGNATURE PAGE 1 OF 1 TO SECURITY AGREEMENT]


         IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Agreement as of the day and year first above set forth.

                                       RAINBOW RENTALS, INC.



                                       By:                                (SEAL)
                                          --------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------


                                       NATIONAL CITY BANK, as Agent


                                       By:
                                          --------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------

                                   SCHEDULE A
                                       TO
                               SECURITY AGREEMENT

                         SECURITY INTEREST DATA SUMMARY


         1. The chief executive office of ____________________ (each a "Debtor") is located at:

                                    ----------------
                                    ----------------
                                    ----------------
                                               County
                                    ----------

         2. Each Debtor's true and full name is as follows: _________________. Each Debtor uses no trade names or fictitious names.

         3. Each Debtor's form of organization is as follows:

         4. Each Debtor's state of organization is as follows:

         5. Each Debtor's EIN # is as follows:

         6. Each Debtor's organization ID # is (if any exists) is as follows:

         7. All of each Debtor's personal property which has not been delivered to the Agent pursuant to the terms of this Agreement or the Credit Agreement is now, and will be at all future times, located at such Debtor's chief executive office as described in Paragraph 1 above, except as specified below:

         8. All of each Debtor's books and records, including those relating to accounts payable and accounts receivable, are kept at such Debtor's chief executive office as described in Paragraph 1 above, except as specified below:

                                   SCHEDULE B

                             COMMERCIAL TORT CLAIMS

None.